Exhibit 10.1

EIGHTH AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 13, 2011 by and between TECHNISCAN, INC., (the “Issuer”) and BIOTEX PHARMA INVESTMENTS, LLC (the “Lead Investor”).

R E C I T A L S:

WHEREAS, the Issuer and the Lead Investor desire to revise that certain Note and Warrant Purchase Agreement dated March 30, 2010 entered into by and among the Issuer, the Lead Investor, and the other investors listed on Exhibit A thereto, as amended pursuant to that certain Amendment to Note and Warrant Purchase Agreement dated as of May 19, 2010, that certain Second Amendment to Note and Warrant Purchase Agreement dated as of September 30, 2010, that certain Third Amendment to Note and Warrant Purchase Agreement dated as of October 5, 2010, that certain Fourth Amendment to Note and Warrant Purchase Agreement dated as of October 13, 2010, that certain Fifth Amendment to Note and Warrant Purchase Agreement dated as of October 28, 2010, that certain Sixth Amendment to Note and Warrant Purchase Agreement dated as of November 12, 2010, and that certain Seventh Amendment to Note and Warrant Purchase Agreement dated as of January 31, 2011  (collectively, the “Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, the parties hereto hereby agree as follows:

1.             Amendment of the Agreement.  Pursuant to Section 7.3 of the Agreement, Section 3.2 of the Agreement is deleted in its entirety and replaced with the following:

Registration and Listing.  The Issuer shall at all times remain subject to the reporting requirements of Section 15(d) of the Exchange Act (whether or not such reporting obligations are then suspended), cause its Common Stock to be registered under Section 12(b) or (g) of the Exchange Act no later than December 31, 2012 (and, prior to such date, cause all directors and officers to refrain from engaging in any transactions that would result in disgorgement under Section 16(b) of the Exchange Act if the Issuer’s Common Stock were then registered under Section 12(b) or (g) of the Exchange Act), comply in all respects with its reporting and filing obligations under the Exchange Act (except for the timely filing of a report on Form 10-Q for the quarterly period ended March 31, 2011), comply with all requirements related to any registration statement filed pursuant to the Transaction Documents, not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act and, no later than the Convertibility Date (as defined in the First Lien notes), cause to be available with respect to the Common Stock in each State of the United States an exemption from all blue sky and other trading limitations for secondary transactions and provide evidence thereof to any Investor upon request.  The Issuer will take all action necessary to continue the listing or trading of its Common Stock at all times on at least one of the OTCQB tier (or, prior to July 1, 2011, any other tier)  of the OTC marketplace, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Select Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc.  If required, the Issuer will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Conversion Shares, the Warrant Shares and the shares of Common Stock issued pursuant to those certain amendments dated on or about May 3, 2011 to the First Lien Notes .  The issuer acknowledges that the Lead Investor is not an affiliate of the Issuer within the meaning of Rule 144.

(b)  Section 4.2(c) of the Agreement is amended by deleting the words “OTC Bulletin Board” and substituting therefor the words “OTCQB tier (or, prior to July 1, 2011, any other tier)  of the OTC marketplace

2.            Section 3.13(b) of the Agreement shall be applicable from and after July 1, 2011.

3.             Maker acknowledges and agrees that all fees and disbursements of counsel incurred by the Lead Investor in connection with the amendment of the Transaction Documents after March 30, 2011 through and including the date hereof are reimbursible to Payee pursuant to Section 7.1 of the Agreement.

4.             Continued Effect of the Agreement.  All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Agreement.

5.             Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.

6.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TECHNISCAN, INC.		BIOTEX PHARMA INVESTMENTS, LLC

By:	/s/ David C. Robinson	By:	/s/ Robert Kessler
	David C. Robinson		Robert Kessler
	Chief Executive Officer		Member